Exhibit 99.2

TITAN INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

The following Titan International, Inc. (Titan or the Company) unaudited pro forma consolidated condensed balance sheet as of September 30, 2005, and unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2004, and the nine months ended September 30, 2005, give effect to the acquisition of the Goodyear North American farm tire assets. The pro forma consolidated condensed balance sheet is presented as if the transaction had occurred on September 30, 2005, and the pro forma consolidated condensed statements of operations are presented as if the transaction had occurred on January 1, 2004.

The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of the Company. The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.

The pro forma statements of operations have also been derived from The Goodyear Tire & Rubber Company’s (seller) North American farm tire asset historical accounting records and are presented on a carve-out basis to include the historical operations applicable to the Freeport, Illinois, facility. The historical combined statements of revenue, cost of goods sold, and direct operating expenses vary from an income statement in that they do not show certain expenses that were incurred in connection with the seller’s ownership of the acquired assets, including interest, corporate expenses, and income taxes. The seller had never segregated such operating cost information related to the North American farm tire assets for financial reporting purposes and, therefore, any pro forma allocation would not be a reliable estimate of what these costs would actually have been had the Goodyear North American farm tire assets been operated as a stand alone entity.

The pro forma consolidated condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Titan International, Inc. 2004 Annual Report on Form 10-K and the September 30, 2005, Quarterly Report on Form 10-Q.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed nor is it necessarily indicative of Titan International, Inc.’s future consolidated results of operations or financial position.

 TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 30, 2005
(Amounts in thousands)

	Historical	Pro Forma			Pro Forma
Assets	Titan	Adjustments			Titan
Current assets
Cash and cash equivalents	$594	$0			$594
Accounts receivable	56,553	0			56,553
Inventories	78,941	40,246	(a	)	119,187
Deferred income taxes	6,711	0			6,711
Prepaid and other current assets	13,907	4,680	(a	)	18,587
Total current assets	156,706	44,926			201,632

Property, plant and equipment, net	69,929	55,074	(a	)	125,003
Idled assets marketed for sale	26,574	0			26,574
Investment in unconsolidated affiliate	28,855	0			28,855
Restricted cash deposits	24,500	0			24,500
Goodwill	11,702	0			11,702
Other assets	18,658	0			18,658

Total assets	$336,924	$100,000			$436,924

Liabilities and Stockholders’ Equity
Current liabilities
Short-term debt (including current portion of LT debt)	$141	$0			$141
Accounts payable	22,773	0			22,773
Other current liabilities	13,659	00			13,659
Total current liabilities	36,573	0			36,573

Long-term debt	101,887	100,000	(b	)	201,887
Deferred income taxes	9,164	0			9,164
Other long-term liabilities	26,320	0			26,320
Total liabilities	173,944	100,000			273,944

Stockholders’ equity
Common stock	30	0			30
Additional paid-in capital	244,577	0			244,577
Retained earnings	37,692	0			37,692
Treasury stock	(100,122)	0			(100,122)
Accumulated other comprehensive loss	(19,197)	0			(19,197)
Total stockholders’ equity	162,980	0			162,980

Total liabilities and stockholders’ equity	$336,924	$100,000			$436,924

TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2004
(Amounts in thousands, except earnings per share data)

		Goodyear
		North
	Historical	American	Pro Forma			Pro Forma
	Titan	Farm Assets	Adjustments			Titan
Net sales	$510,571	$250,741	$0			$761,312
Cost of sales	431,071	247,740	(2,171)	(c	)	676,640
Gross profit	79,500	3,001	2,171			84,672
Selling, general & administrative expenses	36,040	8,957	7,904	(d	)	52,901
Research and development expenses	1,875	524	0			2,399
Idled assets marketed for sale depreciation	5,275	0	0			5,275
Goodwill impairment on Titan Europe	2,988	0	0			2,988
Income (loss) from operations	33,322	(6,480)	(5,733)			21,109
Interest expense	(16,159)	0	(4,414)	(e	)	(20,573)
Debt termination expense	(3,654)	0	0			(3,654)
Equity income from unconsolidated affiliate	1,278	0	0			1,278
Other income	428	0	0			428
Income (loss) before income taxes	15,215	(6,480)	(10,147)			(1,412)
Provision for income taxes	4,108	0	0	(f	)	4,108
Net income (loss)	$11,107	$(6,480)	$(10,147)			$(5,520)
Earnings (loss) per common share:
Basic	$.62					$(.31)
Diluted	.61					(.31)
Average common shares outstanding:
Basic	17,798					17,798
Diluted (g)	21,574					17,874

TITAN INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2005
(Amounts in thousands, except earnings per share data)

		Goodyear
		North
	Historical	American	Pro Forma			Pro Forma
	Titan	Farm Assets	Adjustments			Titan
Net sales	$373,550	$191,082	$0			$564,632
Cost of sales	315,994	175,101	(774)	(c	)	490,321
Gross profit	57,556	15,981	774			74,311
Selling, general & administrative expenses	23,658	5,708	6,422	(d	)	35,788
Research and development expenses	598	171	0			769
Idled assets marketed for sale depreciation	3,992	0	0			3,992
Income from operations	29,308	10,102	(5,648)			33,762
Interest expense	(6,723)	0	(4,511)	(h	)	(11,234)
Noncash convertible debt conversion charge	(7,225)	0	0			(7,225)
Equity income from unconsolidated affiliate	2,360	0	0			2,360
Other expense	(1,137)	0	0			(1,137)
Income before income taxes	16,583	10,102	(10,159)			16,526
Provision for income taxes	0	0	0	(i	)	0
Net income	$16,583	$10,102	$(10,159)			$16,526
Earnings per common share:
Basic	$.94					$.94
Diluted	.83					.83
Average common shares outstanding:
Basic	17,570					17,570
Diluted	25,298					25,298

TITAN INTERNATIONAL, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
UNAUDITED

(a)
To record the Goodyear North American farm tire assets based on the Company’s initial allocation of the purchase price of $100 million into the categories of (i) inventories of $40.2 million; (ii) prepaid and other current assets of $4.7 million; and (iii) plant, property and equipment of $55.1 million. The inventories and prepaid and other current assets have been stated at their fair value with the remaining purchase price allocated to the plant, property and equipment on a prorated basis. The final allocation by the Company may differ from the allocation reflected herein.

(b)	To record debt incurred to fund the purchase of the Goodyear North American farm tire assets.

(c)
To record the difference in depreciation between the actual depreciation recorded on the Goodyear North American farm tire assets and the calculated amount if the Company had acquired these assets on January 1, 2004. The difference is the result of differing asset values and lives. The Company uses straight-line depreciation with the following lives: Buildings - 25 years; Machinery & Equipment - 10 years; Tools, Dies and Molds - 5 years.

(d)	To record 2% trademark and technology royalty on certain tire sales pursuant to the related purchase agreement.

(e)
To record the additional interest for the year ended December 31, 2004. Interest is calculated using a rate of 4.41% derived from the terms of the Company’s current revolving credit facility, which is based on LIBOR plus 3%. The pro forma adjustment for interest would have been one hundred twenty-five thousand dollars ($125,000) higher or lower if the interest rate had been 1/8% higher or lower.

(f)
No pro forma tax benefit as the historical provision of $4,108 primarily related to repatriated foreign earnings as well as tax provision for foreign jurisdictions, and there was a valuation allowance against the net deferred tax asset at December 31, 2004.

(g)
As a result of the lower pro forma income amount, convertible notes which were dilutive in the historical Titan results were not dilutive in the pro forma Titan results. This accounts for the large difference in the number of diluted shares outstanding.

(h)
To record the additional interest for the nine months ended September 30, 2005. Interest is calculated using a rate of 6.03% derived from the terms of the Company’s current revolving credit facility, which is based on LIBOR plus 3%. The pro forma adjustment for interest would have been ninety-three thousand dollars ($93,000) higher or lower if the interest rate had been 1/8% higher or lower.

(i)	No pro forma tax benefit as there was a valuation allowance against the net deferred tax asset at September 30, 2005.